FORM 8-A/A
                         AMENDMENT NO. 1
                      ____________________

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549
                      _____________________

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
             PURSUANT TO SECTION 12(b) OR (g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934
                      _____________________


                     REYNOLDS METALS COMPANY
                     -----------------------
     (Exact name of registrant as specified in its charter)

                Delaware                            54-0355135
                --------                            ----------
(State of incorporation or organization) (I.R.S. Employer Identification No.)


       6601 West Broad Street                          23261
          P. O. Box 27003                              -----
        Richmond, Virginia                           (Zip Code)
        ------------------
(Address of principal executive offices)



Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                      Name of each exchange on which
to be so registered                      each class is to be registered
-------------------                      ------------------------------

Rights to Purchase Series A Junior       New York Stock Exchange
Participating Preferred Stock,
without par value

                     ______________________


Securities to be registered pursuant to Section 12(g) of the Act:
                              None
                              ----
                        (Title of class)

     This Form 8-A/A amends and supplements the Form 8-A filed by Reynolds Metals Company, a Delaware corporation (the "Company"), on December 1, 1997 relating to the Company's shareholder rights plan.

Item 1.  Description of Registrant's Securities to be Registered.

     The Company and ChaseMellon Shareholder Services, L.L.C., as rights agent (formerly The Chase Manhattan Bank, N.A., the
"Rights Agent"), entered into an Amended and Restated Rights
Agreement dated as of March 8, 1999, amending the Rights
Agreement dated as of December 1, 1997 between the Company and the Rights Agent, to make the following principal changes:

     (1) The Rights under the Company's shareholder rights plan become separate and tradable, and are exercisable, if a person or group acquires beneficial ownership of 15% or more of the Company's common stock, or announces a tender offer for 15% or more of the Company's outstanding common stock.

     (2) Rights to acquire common stock at a 50% discount are triggered once a person or group acquires 15% of the Company's common stock, subject to "grandfathering" and "inadvertent acquisition" provisions.

     (3) All provisions formerly granting powers only to "continuing directors" have been deleted.

     The foregoing description of the Amended and Restated Rights
Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Rights
Agreement, a copy of which is filed as an exhibit to the Company's Current Report on Form 8-K dated March 8, 1999.

Item 2.  Exhibits.

  *  1.   Amended and Restated Rights Agreement dated as of
          March 8, 1999 between Reynolds Metals Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, including the form of Rights Certificate attached thereto as Exhibit A. (File No. 001-01430, Current Report on Form 8-K dated March 8, 1999, Exhibit 4.1)


________________
*  Incorporated by reference.

                            SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  March 11, 1999

                                   REYNOLDS METALS COMPANY



                                   By:  /s/ D. Michael Jones
                                      ----------------------------
                                        D. Michael Jones
                                        Senior Vice President and
                                        General Counsel

                        INDEX TO EXHIBITS

Exhibit No.    Description

       *  1.   Amended and Restated Rights Agreement dated as of
               March 8, 1999 between Reynolds Metals Company and
               ChaseMellon Shareholder Services, L.L.C., as Rights
               Agent, including the form of Rights Certificate
               attached thereto as Exhibit A.  (File No. 001-01430,
               Current Report on Form 8-K dated March 8, 1999, Exhibit
               4.1)


________________
*  Incorporated by reference.